Guyana

                County of Demerara

EXPLORATION AND MINING AGREEMENT

                BY THIS AGREEMENT  made and entered into at Georgetown, Demerara, Republic of Guyana, this 2nd day of November, 2004, BY:- NORTH AMERICAN RESOURCES INCORPORATED LIMITED, of 88 C&D Barrack Street, Kingston, Georgetown, aforesaid (“the Permittee” which term shall wheresoever the context so admits include its successors) of the one part;

And

AMR GOLD (GUYANA) INC., of North Road and King Street, Georgetown, aforesaid (“the Company” which term shall wheresoever the context so admits include its successors) of the other part.

WHEREAS the Permittee has been granted sole and exclusive licences to enter upon the Mining Claims and Mining Blocks covered by the Prospecting Permits more fully described and set out in the Schedule hereto (“the permitted areas”) by the property-holders GARFIELD POLLARD and EDWARD HOPKINSON respectively.

AND WHEREAS the Company wishes to enter upon the permitted areas and to carry out prospecting and/or mining activities thereon as a sub-licensee of the Permittee.
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AND WHEREAS the Permittee agrees to the Company carrying on exploration and/or mining operations upon the permitted areas as a sub-licensee of the Permittee upon the terms and conditions herein reserved.

NOW THIS AGREEMENT WITNESSETH AS FOLLOWS:-

Interpretation

Any reference to any body, arm, agency or functionary of the State of Guyana shall include a reference to any body, arm, agency or functionary, which replaces it from time to time.

References to the singular shall wheresoever possible include references to the plural and vice versa.

“Blocks” shall mean all or any of the 3 (three) Mining Blocks (Medium Scale) held by EDWARD HOPKINSON situate at Konawaruk within the Potaro Mining District (No. 3) and more fully described and set out in the Schedule hereto.

“Board” means the Guyana Gold Board.

“Claims” shall mean all or any of the 5 (five) mining claims held in the name of GARFIELD POLLARD and more fully set out and described in the Schedule hereto.

“GGMC” shall include a reference to any arm, body agency or functionary of the State of Guyana, charged with the responsibility of regulating mining within Guyana.
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“Permitted Areas” shall mean the lands comprising the claims and the blocks.

“PPMS’” shall mean Prospecting Permits (Medium Scale) issued by the GGMC.

“Mining operations” shall bear the same meaning as in the Mining Act, 1989.

Licence

1.	The Permittee hereby grants onto the Company a non-exclusive right to enter upon the claims and blocks or any part thereof situate at Konawaruk, within the Potaro Mining District (No. 3) (the permitted areas) and to carry on prospecting and/or mining operations thereon, and/or do or perform anything incidental thereto, upon the terms and conditions herein reserved. The License hereby granted shall not constitute the Company the agent of the Permittee in any manner or for any reason whatsoever. The Permittee and Company hereby agree that the licence granted hereby shall apply to all deposits of gold and diamonds upon or within the permitted areas or any part thereof.

Duration of Agreement

2.	This Agreement shall subsist for a period of 10 (ten) consecutive calendar years from the date hereof.
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Consideration

3.	The Company shall pay to the Permittee, as consideration for this Agreement 10% (ten) percentum of the gross value of all gold and diamonds produced and/or recovered from the permitted areas or any part thereof. “Gross value” shall mean the market value of the said gold or diamonds less and taxes or royalty due to the State of Guyana in respect of the said gold and diamonds.

Renewal/maintenance of PPMS’s/Claim Licences

4.	The Company shall keep all or any PPMS’s and/or Claim Licences current and valid at all times and shall renew the PPMS’s and Claim Licences promptly as the times for renewal shall arise. The Company shall have sole responsibility for the maintenance of the permitted areas or any part thereof, at its sole expense. The Company shall pay all acreage and other like fees due to the State of Guyana for the renewal of the PPMS’s and/or Claim Licences.

Responsibility for markings

5.	The Company shall have sole responsibility for ensuring that all lines, markings boards, or other demarcations of whatsoever type or description lawfully required to be kept or maintained from time to time by the GGMC under the Laws of Guyana, shall be kept or maintained in good condition at its expense for the duration of the License hereby created.
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Observance of laws

6.	The Company hereby represents, warrants and undertakes to carry out all or any prospecting and/or mining operations upon the permitted areas or any part thereof in strict accordance with and observance of the Laws of Guyana, including the Mining Act and the Regulations made pursuant thereto, the Geology and Mines Act and the Regulations made pursuant thereto, and the Environmental Protection Act and the Regulations made pursuant thereto.

Force majeure

7.	Neither party to this Agreement shall be deemed to be in breach of performance of any obligation due hereunder where performance of the said obligation is not possible due to any cause or circumstance beyond that party’s control including outbreak of war, hostilities, civil commotion, riot, fire, flood, earthquake, landslide, hurricane or other natural disaster. Should any of the aforesaid circumstances occur, performance of the affected obligation shall be suspended until the circumstance no longer exists.

Permittee not liable for acts of Company

8.	Nothing in this Agreement shall render the Permittee liable to any person for any act or omission of the Company, its servants and/or agents, upon the permitted areas or any part thereof AND the Company hereby agrees to indemnify in full and hold the Permittee harmless from any liability howsoever arising caused by the Company’s acts or omissions.
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Ownership of equipment

9.	The Permittee hereby acknowledges and confirms that all or any plant, machinery and/or prospecting and/or mining equipment upon the permitted areas is the sole and exclusive property of the Company at all times.

Sole right to control Company’s operations upon permitted areas

10.	The Company shall have the sole right to manage and to direct how its prospecting and/or mining operations shall be carried on upon the permitted areas or any part thereof. Nothing in this Agreement shall be construed as entitling the Permittee to direct how the Company’s prospecting and/or mining operations shall be carried on upon the permitted areas or any part thereof, in any manner whatsoever.

11.	All persons upon the permitted areas shall be the servants, agents and/or assigns of the Company, and nothing in this Agreement shall be construed as constituting any such person the servant, agent or assign of the Permittee or any third party.
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Ownership/sale of gold and diamonds

12.	All or any gold and diamonds recovered by the Company upon the permitted areas or any part thereof from the date hereof shall be the sole and exclusive property of the Company, save and except for the 10% (ten percentum) payment reserved by paragraph 2 hereof which shall be the sole property of the Permittee. Where required by law, all gold production should be sold to the Guyana Gold Board or its duly authorised agents. Diamonds and/or other precious stones may be sold by the Licensees to any such merchant it may see fit provided always that it shall obtain fair market value therefor. In the event of any dispute between the parties as to what constitutes fair market value, the opinion of KAY’S DIAMOND ENTERPRISE (or should this company no longer exist, any other person, firm or company which is the pre-eminent diamond merchant operating within Georgetown) shall be conclusive.

Operations not to interfere with Permittees’

13.	The Company shall ensure that its prospecting and/or mining activities do not interfere with those of the Permittee, its servants, agents, or licensees, in any manner whatsoever. The Company shall ensure that its operations are carried out no less than ¼ (one quarter) of a linear mile from those of the Permittee, its servants, agents, or licensees.
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Appointment of Ranger/Verification

14.	During the mining phase, the Permittee shall have the right to appoint a person as its agent (the Ranger) and to station him upon the permitted areas for the purpose of verification of all or any matters the subject of this Agreement.

15.	The Company shall be obliged to make reasonable provision upon the permitted areas for the board and lodging of the Ranger for as long as the Permittee shall require him to be present upon the permitted areas as aforesaid, at the Company’s sole expense.

16.	The Ranger shall be present at all or any clean-ups by the Company, its servants and/or agents, to verify the amounts of any gold, precious metals, minerals and/or things of value recovered by the Company during the said clean-ups.

17.	The Company shall take all steps as are reasonable to ensure that the Production Record required to be kept by the GGMC is duly and faithfully kept, and the Ranger shall be entitled to inspect it from time to time at reasonable times within the daylight hours, for the purposes of verification of any matter the subject of this Agreement.

Confidentiality

18.	Neither the Permittee nor the Company shall either during the subsistence of this Agreement or after its termination, disclose to any person save where required by law, any information relating to the affairs or business of each other the Permittee or Company which that party has acquired as a result of entering into this Agreement SAVE AND EXCEPT where required to by law.
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Termination

19.	In the event of a material breach by the Company, the Permittee shall issue the Company with notice in writing of such breach. The Company shall remedy its breach within 21 (twenty-one) days of the receipt of notice as aforesaid. Should the Company fail to remedy the breach within 21 (twenty-one) of receipt of notice of breach as aforesaid, the Permittee shall have the right to terminate this Agreement immediately.

20.	Such termination shall be without prejudice to any right or remedy possessed by either or both of the parties against the other existing prior to the date of termination

Arbitration

21.	Any dispute between the Permittee and the Company arising out of this Agreement which has not been resolved between the parties themselves may after 14 (fourteen) days of the arising of the dispute be referred to arbitration by either party.

22.	The arbitration shall be conducted by a single arbitrator appointed by the parties, or where they are unable to agree upon an arbitrator after 14 (fourteen) days of the matter being referred to arbitration as aforesaid, the arbitrator shall be appointed by the Commissioner of the GGMC.
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23.	The findings of the arbitrator and his award shall be final and binding upon both the Permittee and the Company.

24.	All expenses of the arbitration shall be borne equally by the Permittee and the Company.

Amendment/variation

25.	Any amendment or variation of this Agreement or any part thereof, shall only be valid if it is in writing, and is notarially executed and duly witnessed by the parties hereto.

Waiver

26.	The partial exercise or any failure to exercise any right conferred by this Agreement, by a party hereto, shall not constitute a waiver of such right. No waiver or forbearance of any breach by a party shall be binding on the waiving party unless it is express and in writing.

27.	Should any part or provision of this Agreement be deemed to be null, void, or unenforceable by any court of competent jurisdiction within the Republic of Guyana, the remainder of this Agreement shall be deemed valid, and of full force and effect according to law.

Notices

28.	Any notice required to be given to one party by the other pursuant to this Agreement shall be in writing and shall be delivered personally, or by registered post, or e-mail transmission, to the below-stated addresses of the party which is to receive it, or such other address as the recipient shall specify in writing from time to time:-
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The Permittee
88 C&D Barrack Street,
Kingston,
Georgetown.
naril@networksgy.com

The Company
North Road & King Street,
Georgetown.
ramjatan@guyana.net.gy.com

IN WITNESS WHEREOF the parties hereto have hereunder set their hands and delivered this as their act and deed on the date first above written in the presence of the subscribing witnesses hereto.

s/
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The Permittee

s/
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The Company

AS WITNESSES:-

1. s/
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2. s/
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AND IN MY PRESENCE QUOD ATTESTOR
s/
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NOTARY PUBLIC
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SCHEDULE “A”

(The Claims/Mining Blocks/ Permitted Areas)

All of the lands comprising 5 (five) Mining Claims and 3 (three) Mining Blocks covered by the Claims and Prospecting Permits Medium Scale listed below:-

Type of property:	Location:	Property-holder:

Claim: Bad	Konawaruk	Garfield Pollard.
Claim: Again	Konawaruk	Garfield Pollard.
Claim: Again#1	Konawaruk	Garfield Pollard.
Claim: Again#2	Konawaruk	Garfield Pollard.
Claim: Again#3	Konawaruk	Garfield Pollard.

PPMS/909/03	Konawaruk	Edward Hopkinson.
PPMS/910/03	Konawaruk	Edward Hopkinson.
PPMS/911/03	Konawaruk	Edward Hopkinson.
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